Exhibit 99.2

CERTIFICATION OF 11-K REPORT

OF THE

NAVIGANT INTERNATIONAL 401(k) PLAN

FOR THE YEAR ENDED DECEMBER 31, 2002

1.  The undersigned are the members of the Navigant International 401(k) Plan committee with primary executive and financial responsibility. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 11-K Report for the year ended December 31, 2002.

2.  We certify that such 11-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 11-K Report fairly presents, in all material respects, the financial condition and results of operations of the Navigant International 401(k) Plan.

A signed original of this written statement required by Section 906 has been provided to Navigant International, Inc. and will be retained by Navigant International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is executed as of June 30, 2003.

/s/  Robert C. Griffith

Robert C. Griffith, as the member of the Navigant International 401(k) Plan committee with primary executive responsibility.

/s/  John S. Coffman

John S. Coffman, as the member of the Navigant International 401(k) Plan committee with primary financial responsibility.